UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported) August 28, 2006

                       FirstFed Financial Corp.
                       ------------------------
        (Exact name of registrant as specified in its charter)


       Delaware                 1-9566                   95-4087449
       --------                 ------                   ----------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



401 Wilshire Boulevard, Santa Monica, California            90401-1490
------------------------------------------------            ----------
   (Address of principal executive offices)                 (Zip Code)


    Registrant's telephone number, including area code: (310) 319-6000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                      Total number of pages is 4
                     Index to Exhibit is on Page 3

Item 9.01  Exhibits.

           Exhibits

           Exhibit No.             Description

           99.1           Press Release dated August 28, 2006


                          S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          FIRSTFED FINANCIAL CORP.



Dated: August 28, 2006                    By: /s/ DOUGLAS J. GODDARD
                                                  -----------------------
                                                  Douglas J. Goddard
                                                  Chief Financial Officer

                           INDEX TO EXHIBITS
Item                                                             Page

99.1               Press Release dated August 28, 2006             4

--------------------------------------------------------------------------------
                         FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------


  FIRST FEDERAL BANK OF CALIFORNIA ANNOUNCES APPOINTMENT OF EDWARD O.
      LANCHANTIN AS EXECUTIVE VICE PRESIDENT - COMMERCIAL BANKING


(Santa Monica, California, August 28, 2006)- First Federal Bank of California, the wholly-owned subsidiary of FirstFed Financial Corp. (NYSE-FED) and the third largest Los Angeles-based financial institution*, today announced the appointment of Edward O. (Ed) Lanchantin to lead its Commercial Banking Division. A 20-year veteran of the financial services industry, developing and structuring commercial banking products, Mr. Lanchantin will be responsible for the growth and retention of the Bank's commercial banking base within its 32-branch network.

Mr. Lanchantin began his career in the management training program of Union Bank. Assigned to the bank's south Orange County regional office, Mr. Lanchantin was a top producing business development officer and portfolio manager of commercial loans, including working capital loans, term financing, leveraged financing and real estate loans.

In 1990, Mr. Lanchantin was recruited to join Merrill Lynch Business Financial Services to support the development of the commercial lending group in the Los Angeles market. Over the past sixteen years, Mr. Lanchantin developed and executed sales and marketing strategies for commercial banking products and services, and worked closely with the firm's retail network to facilitate its understanding and sale of commercial products. For the past six years, Mr. Lanchantin managed the firm's commercial group in the western U.S.

According to James P. Giraldin, First Federal Bank of California's President and Chief Operating Officer, "Ed is a results-oriented manager and leader with extensive commercial banking experience. With First Fed's commitment to the Southern California business community, Ed's experience and expertise is just what we need to significantly grow our business banking enterprise."

Headquartered in Santa Monica, First Fed has 32 banking branches and 6 additional lending offices throughout Southern California.


*Ranked by asset size. Financial information as of 12/31/05 as compiled by the FDIC.

Contact:   James P. Giraldin, President and Chief Operating Officer
           Telephone:  310/319-6000




This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations, the availability of branch opening opportunities, competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements